Exhibit 99.1

                    Contact: Michael Attar
                    Investor Relations
                    (818) 880-7821

Tekelec Announces Q1 Results;
Achieves Orders of $121.3 Million and Revenue of $119.4 Million

CALABASAS, CA (May 3, 2005)... Tekelec (Nasdaq: TKLC) today reported financial results for its 2005 first quarter.

     Revenue for the first quarter of 2005 was $119.4 million, compared to $78.9 million in the first quarter of 2004. On a GAAP basis, Tekelec’s net income was $6.7 million, or $0.10 per diluted share, for the first quarter of 2005, compared to net income of $5.8 million, or $0.09 per diluted share, in the first quarter of 2004. Non-GAAP net income for the first quarter of 2005, which excludes the effects of acquisition-related amortization, non-cash stock-based deferred compensation, restructuring charges, and the loss on the sale of certain Alcatel shares held by Santera was $9.7 million, or $0.14 per diluted share, compared to non-GAAP net income of $8.1 million, or $0.12 per diluted share, in the first quarter of 2004, excluding the effects of similar items. Orders received in the first quarter for Tekelec products and services were $121.3 million, compared to $86.1 million in the first quarter in 2004.

     Tekelec President and CEO Fred Lax commented, “Tekelec’s performance in the first quarter was strong, with orders up over 40% year-over-year, and with revenue increasing 51% year-over-year and up 3% sequentially. For the second consecutive year, revenues increased sequentially in the first quarter, unlike the 10 – 20% seasonal decline typically experienced in first quarter revenues. Finally, for the tenth consecutive quarter, strong order volumes provided us with a book-to-bill ratio greater than one.

     “Regarding our Switching Solutions Group, revenue increased 22% sequentially to $24.8 million, and we added 28 new customers, bringing Tekelec’s next-gen switching customer total to over 225. We are pleased to announce that we have expanded our switching relationship with US LEC, an integrated telecom carrier providing voice, data and Internet services to 23,000 mid-to-large size businesses across 15 states. US LEC originally selected the T9000 in Q4 2003 to offer new services with both Class 4 and Class 5 functionality. The additional orders and expanded switching relationship provide further validation for the quality of Tekelec’s product offerings and demonstrates our ability to grow our switching relationships as our customers experience Tekelec’s superior product and service offerings.

     “With regard to our Network Signaling Group, revenue was $74.4 million, up 24% year-over-year and the highest first quarter signaling revenue in the history of the Company. We are pleased to announce today that BellSouth Long Distance, Inc. has selected Tekelec’s Eagle 5 Signaling Applications System with integrated local number portability to provide BellSouth flexibility while providing a more cost-efficient solution. This is a significant customer win and highlights the ongoing growth opportunities for our signaling and number portability platform in the U.S. market.

     “In the first full quarter of operations for our Communications Software Solutions Group, revenue was $9.5 million. During the quarter, we announced a significant product evolution, with the introduction of our Integrated Application Solutions, a suite of applications consisting of real-time data collection, correlation, and processing. Today we are pleased to announce that Syniverse Technologies, a leading provider of mission-critical technology services to wireless telecom companies worldwide, is deploying the IAS to generate critical business intelligence for mobility management.

     “Finally, regarding global expansion, approximately 24% of sales during the quarter were from outside the U.S. As one example of this success, we are pleased to announce that Orange Caribbean, a leading mobile operator in the French West Indies and Guyana, has purchased Tekelec’s Eagle 5 platform to provide signaling in its GSM network. The purchase also includes Tekelec’s number portability solution, as well as the equipment identity register feature to help combat the fraudulent use of stolen GSM mobile phones. The addition of Orange Caribbean as a customer expands our relationship with France Telecom and its Orange Group subsidiaries, which is one of the world’s largest mobile communications companies, with operations in 16 countries worldwide.”

Group Revenue Results

The year-over-year Group revenue results are as follows:

	Revenue ($ in Millions)
Group	Q12005	Q12004
Switching Solutions	$24.8	$6.4
Network Signaling	$74.4	$60.1
Communications Software (1)	$9.5	$3.2
IEX Contact Center	$10.7	$9.2

(1)	As a result of the Steleus acquisition, a new operating group, the Communications Software Solutions Group, was created in Q4 2004. This Group’s products consist of the Steleus solutions and Tekelec’s business intelligence applications and other network element independent solutions that were previously reported as part of the Network Signaling Group. The revenue related to these Network Signaling Group solutions was reclassified from the Network Signaling Group to the Communications Software Solutions Group for 2004. The Communications Software Solutions Group revenue for Q1 2004 does not include any Steleus revenue.

Q2 FINANCIAL GUIDANCE

	Q2 2005 Guidance	Q2 2004 Actual Results
Total Revenue:	$128.0 million — $132.0 million	$95.6 million
GAAP Net Income	$0.06 — $0.09 per diluted share(1)	$0.00 per diluted share(2)

(1)	For the 2nd quarter of 2005, Tekelec expects expenses to include amortization of acquired intangibles, amortization of non-cash stock-based deferred compensation, and restructuring charges related to our Hyannis and Corporate relocations in the aggregate amount of approximately $4.6 million, pre-tax.

(2)	Second quarter 2004 net income includes an $8.0 million one-time, non-cash charge for the write-off of in-process research and development related to the Taqua acquisition.

     Lax concluded, “The year-over-year and sequential revenue growth, as well as the continuing book-to-bill ratio above one, profitability and strong cash flow from operations achieved in the quarter demonstrate the traction we are gaining on our strategic objectives focused on next-gen switching, signaling, communications software solutions and global expansion. I am confident that Tekelec’s unique solutions portfolio is well positioned for significant market opportunities.”

Employment Inducement Stock Options

     On May 2, 2005, 85 new Tekelec employees hired during the first quarter of 2005 were granted options to purchase a total of 720,975 shares of Tekelec common stock. The number of shares subject to such options amounts to less than 1% of the outstanding shares of Tekelec common stock. The option grants were made under Tekelec’s 2004 Equity Incentive Plan for New Employees and met the “employment inducement” exception to the Nasdaq rules requiring shareholder approval of equity-based incentive plans.

About Tekelec

     Tekelec is a leading developer of now and next-generation switching and signaling telecommunications solutions, network performance management technology, and value-added applications. Tekelec’s innovative solutions are widely deployed in traditional and next-generation wireline and wireless networks and contact centers worldwide. Corporate headquarters are located in Calabasas, CA. with research and development facilities and sales offices throughout the world. For more information, please visit www.tekelec.com.

Non-GAAP Information

     Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, Tekelec generally excludes certain items such as amortization of acquired intangibles, restructuring charges, non-cash stock-based compensation charges, and unusual, non-recurring charges. Tekelec believes that excluding such items provides investors and management with a representation of the Company’s core operating performance and with information useful in assessing our prospects for the future and underlying trends in Tekelec’s operating expenditures and continuing operations. Management uses such non-GAAP measures to evaluate financial results and to establish operational goals. In addition, since the Company has historically reported non-GAAP measures to the investment community, we believe the inclusion of this information provides consistency in our financial reporting. The attachments to this release provide a reconciliation of non-GAAP net income referred to in this release to the most directly comparable GAAP measure, GAAP net income from continuing operations. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.

Forward-Looking Statements

Certain statements made in this news release are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. There can be no assurance that the Company’s actual future performance will meet the Company’s expectations. As discussed in the Company’s 2004 Annual Report on Form 10-K and other filings with the SEC, the Company’s future operating results are difficult to predict and subject to significant fluctuations. Factors that may cause future results to differ materially from the Company’s current expectations include, among others: overall telecommunications spending, changes in general economic conditions, unexpected changes in economic, social, or political conditions in the countries in which the Company operates, the timing of significant orders and shipments, the lengthy sales cycle for the Company’s products, the timing of the convergence of voice and data networks, the success or failure of strategic alliances or acquisitions including the success or failure of the integration of Santera, Taqua, Steleus, and VocalData’s operations with those of the Company, litigation or regulatory matters such as the litigation described in Tekelec’s SEC reports and the costs and expenses associated therewith, the ability of carriers to utilize excess capacity of signaling infrastructure and related products in their networks, the capital spending patterns of customers, the dependence on wireless customers for a significant percentage and growth of the Company’s revenues, the timely development and introduction of new products and services, product mix, the geographic mix of the Company’s revenues and the associated impact on gross margins, market acceptance of new products and technologies, carrier deployment of intelligent network services, the ability of our customers to obtain financing, the timing of revenue recognition of multiple elements in an arrangement sold as part of a bundled solution, the level and timing of research and development expenditures, and sales, marketing, and compensation expenses, regulatory changes, and the expansion of the Company’s marketing and support organizations, both domestically and internationally. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

TEKELEC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	March 31,
	2005	2004

	(thousands, except
	earnings per share data)
Revenues	$119,375	$78,870
Costs and expenses:
Cost of goods sold	31,602	19,385
Amortization of purchased technology	1,755	3,064
Research and development	30,006	20,619
Selling, general and administrative	47,388	32,271
Amortization of intangibles	879	532
Restructuring (1)	257	942

Income from operations	7,488	2,057
Interest and other income (expense), net	(174)	468
Loss on sale of investments	(1,344)	—

Income before provision for income taxes	5,970	2,525
Provision for income taxes (2)	5,689	6,253

Income (Loss) before minority interest	281	(3,728)
Minority interest	6,375	9,577

Net income	$6,656	$5,849

Earnings per share
Basic	$0.10	$0.09
Diluted (3)	0.10	0.09

Earnings per share weighted average number of shares outstanding:
Basic	65,598	62,034
Diluted (3)	74,407	65,194

Notes to Condensed Consolidated Statements of Operations (000’s):

(1)	This amount represents restructuring costs related to the relocation of our manufacturing operations and our corporate headquarters.

(2)	For the three months ended March 31, 2005 and 2004, Santera, a majority-owned company, is included in the consolidated results of operations of Tekelec. The consolidated provision for income taxes does not include any benefit from the losses generated by Santera due to the following:

•	Santera’s losses cannot be included on Tekelec’s consolidated federal tax return because its ownership interest in Santera does not meet the threshold to consolidate under income tax rules and regulations.

•	A full valuation allowance has been established on the income tax benefits generated by Santera as a result of Santera’s historical operating losses.

(3)	For the three months ended March 31, 2005, the calculation of earnings per share includes, for the purposes of the calculation, the add-back to net income of $581 for assumed after-tax interest cost related to the convertible debt using the “if-converted” method of accounting for diluted earnings per share. The weighted average number of shares outstanding for the three months ended March 31, 2005 includes 6,361 shares related to the convertible debt using the “if-converted” method. For the three months ended March 31, 2004, the results of the “if-converted” calculations are anti-dilutive and therefore excluded from earnings per share.

TEKELEC
NON-GAAP (1) CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	March 31,
	2005	2004

	(thousands, except
	earnings per share data)
Revenues	$119,375	$78,870
Costs and expenses:
Cost of goods sold	31,266	19,616
Research and development	29,843	20,619
Selling, general and administrative	46,634	32,271

Income from operations	11,632	6,364
Interest and other income (expense), net	(174)	468

Income before provision for income taxes	11,458	6,832
Provision for income taxes (2)	6,984	7,140

Income (Loss) before minority interest	4,474	(308)
Minority interest	5,266	8,412

Non-GAAP net income	$9,740	$8,104

Non-GAAP earnings per share
Basic	$0.15	$0.13
Diluted	0.14	0.12

Non-GAAP earnings per share weighted average number of shares outstanding:
Basic	65,598	62,034
Diluted(3)	74,407	71,555

Notes to Non-GAAP Condensed Consolidated Statements of Operations (000’s):

(1)	The above Non-GAAP Statements of Operations exclude the effects of the following:

•	For the three months ended March 31, 2005 and 2004, restructuring costs related to the relocation of our manufacturing operations and/or corporate headquarters amounting to $257 and $942, respectively.

•	For the three months ended March 31, 2005, amortization of deferred stock compensation related to stock options and restricted stock units granted amounting to $920.

•	For the three months ended March 31, 2005, the amortization of purchased technology and other intangibles related to the acquisitions of Taqua, VocalData, Steleus and majority interest in Santera amounting to $2,967. The related income tax benefits for the three months ended March 31, 2005 were $1,295.

•	For the three months ended March 31, 2005, the loss on sale of investments amounting to $1,344.

•	For the three months ended March 31, 2004, the amortization of purchased technology and other intangibles related to the acquisition of IEX amounting to $3,365. The related income tax benefits for the three months ended March 31, 2004 were $557.

(2)	The above Non-GAAP Statements of Operations assume an effective tax rate of 35% for the Tekelec business excluding Santera for the three months ended March 31, 2005 and 2004. There were no income tax benefits associated with the losses generated by Santera.

(3)	For the three-month periods ended March 31, 2005 and 2004, the calculation of earnings per share includes, for the purposes of the calculation, the add-back to net income of $581 for assumed after-tax interest cost related to the convertible debt using the “if-converted” method of accounting for diluted earnings per share. The weighted average number of shares outstanding for both period includes 6,361 shares related to the convertible debt using the “if-converted” method.

TEKELEC
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2005	2004

	(unaudited)
	(thousands)
ASSETS
Current assets:
Cash and cash equivalents	$35,782	$48,925
Short-term investments, at fair value	164,825	134,435
Accounts receivable, net	94,114	107,850
Inventories	40,983	33,654
Deferred income taxes, net	14,213	15,804
Prepaid expenses and other current assets	48,274	44,639

Total current assets	398,191	385,307
Long-term investments, at fair value	90,926	93,622
Property and equipment, net	34,251	30,617
Investments in privately-held companies	7,322	7,322
Deferred income taxes	47,314	45,748
Other assets	6,141	6,757
Goodwill, net	128,804	128,732
Intangible assets, net	83,408	83,538

Total assets	$796,357	$781,643

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of deferred revenues	$112,748	$92,182
Other current liabilities	88,202	93,123

Total current liabilities	200,950	185,305
Long-term portion of notes payable	32	78
Long-term convertible debt	125,000	125,000
Deferred income taxes	18,703	19,586
Long-term portion of deferred revenues	1,629	2,187

Total liabilities	346,314	332,156

Minority interest	14,114	20,489

Total shareholders’ equity	435,929	428,998

Total liabilities and shareholders’ equity	$796,357	$781,643

TEKELEC
IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME
(unaudited)

	Three Months Ended March 31, 2005
	GAAP		Adjustments		Non-GAAP

	(thousands, except earnings per share data)
Revenues	$119,375		$—		$119,375
Costs and expenses:
Cost of goods sold	31,602		(606	)(1)(2)	30,996
Amortization of purchased technology	1,755		(1,485	)(2)	270

Total cost of sales	33,357		(2,091)		31,266

Gross profit	86,018	72.1%	2,091		88,109	73.8%

Research and development	30,006		(163	)(1)	29,843
Selling, general and administrative	47,388		(754	)(1)	46,634
Amortization of intangibles	879		(879	)(2)	—
Restructuring	257		(257	)(3)	—

Total operating expenses	78,530		(2,053)		76,477

Income from operations	7,488		4,144		11,632
Interest and other income (expense), net	(174)		—		(174)
Loss on sale of investments	(1,344)		1,344	(4)	—

Income before provision for income taxes	5,970		5,488		11,458
Provision for income taxes	5,689		1,295	(5)	6,984

Income before minority interest	281		4,193		4,474
Minority Interest	6,375		(1,109	)(6)	5,266

Net income	$6,656		$3,084		$9,740

Earnings per share
Basic	$0.10				$0.15
Diluted (7)	0.10				0.14

Earnings per share weighted average number of shares outstanding:
Basic	65,598				65,598
Diluted (7)	74,407				74,407

(1)	The adjustments represent the amortization of deferred stock compensation related to stock options and restricted stock units assumed or granted.

(2)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisition of Taqua, VocalData, Steleus and majority interest in Santera.

(3)	The adjustment represents restructuring costs related to the relocation of our manufacturing operation and corporate headquarters.

(4)	The adjustment represents a realized loss on the sale of Santera’s holdings of Alcatel shares received in conjunction with warrants exercised in December 2004.

(5)	The adjustments represents the income tax effect of footnotes (1), (2), (3), and (4) in order to reflect our non- GAAP effective tax rate at 35% for the Tekelec business, excluding Santera.

(6)	The adjustment represents the minority interest impact of footnote (2) and (4).

(7)	For the three months ended March 31, 2005, the calculation of earnings per share includes for the purpose of calculation the add-back to net income of $581 for assumed after-tax interest cost related to the convertible debt using the “if-converted” method of accounting for diluted earnings per share. The weighted average number of shares outstanding for the three months ended March 31, 2005 includes 6,361 shares related to the convertible debt using the “if-converted” method.

TEKELEC
IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME
(unaudited)

	Three Months Ended March 31, 2004
	GAAP		Adjustments		Non-GAAP

			(thousands, except earnings per share data)
Revenues	$78,870		$—		$78,870
Costs and expenses:
Cost of goods sold	19,385		—		19,385
Amortization of purchased technology	3,064		(2,833	)(1)	231

Total cost of sales	22,449		(2,833)		19,616

Gross Profit	56,421	71.5%	2,833		59,254	75.1%

Research and development	20,619		—		20,619
Selling, general and administrative	32,271		—		32,271
Amortization of intangibles	532		(532	)(1)	—

Restructuring	942		(942	)(2)	—

Total operating expenses	54,364		(1,474)		52,890

Income from operations	2,057		4,307		6,364
Interest and other income (expense), net	468		—		468

Income from continuing operations before provision for income taxes	2,525		4,307		6,832
Provision for income taxes	6,253		887	(3)	7,140

Income (Loss) from continuing operations before minority interest	(3,728)		3,420		(308)
Minority interest	9,577		(1,165	)(4)	8,412

Net income	$5,849		$2,255		$8,104

Earnings per share:
Basic	0.09				0.13
Diluted (5)	$0.09				0.12

Earnings per share weighted average number of shares outstanding:
Basic	62,034				62,034
Diluted (5)	65,194				71,555

(1)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisitions of IEX and Santera.

(2)	The adjustment represents restructuring costs related to the relocation of our manufacturing operations.

(3)	The adjustment represents the income tax effect of footnotes (1) and (2) in order to reflect our non-GAAP effective tax rate at 35% for the Tekelec business, excluding Santera.

(4)	The adjustment represents the minority interest impact of footnote (1).

(5)	For the three months ended March 31, 2004, the non-GAAP calculation of earnings per share includes, for the purposes of the calculation, the add-back to net income of $581 for assumed after-tax interest cost related to the convertible debt using the “if-converted” method of accounting for diluted earnings per share. The weighted average number of shares outstanding for the three months ended March 31, 2004 includes 6,361 shares related to the convertible debt using the “if-converted” method. For the GAAP results for three months ended March 31, 2004, the results of the “if-converted” calculations are anti-dilutive and therefore excluded from earnings per share.